Exhibit 32.1

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Suzanne Sitherwood, President and Chief Executive Officer of The Laclede Group, Inc., hereby certify that

(a)
To the best of my knowledge, the accompanying report on Form 10-K for the period ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying report on Form 10-K for the period ended September 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of The Laclede Group, Inc.

Date:	November 25, 2014	Signature:	/s/ Suzanne Sitherwood
Suzanne Sitherwood
President and Chief Executive Officer

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Steven P. Rasche, Executive Vice President and Chief Financial Officer of The Laclede Group, Inc., hereby certify that

(a)
To the best of my knowledge, the accompanying report on Form 10-K for the period ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying report on Form 10-K for the period ended September 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of The Laclede Group, Inc.

Date:	November 25, 2014	Signature:	/s/ Steven P. Rasche
Steven P. Rasche
Executive Vice President and Chief Financial Officer